GATX CORPORATION DISCIPLINED. PROVEN. Company Overview | April 2016

2 Forward Looking Statement Forward-looking statements in this presentation that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) inability to maintain our assets on lease at satisfactory rates; (2) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services; (3) decreased demand for portions of our railcar fleet due to adverse changes in commodity prices, including, but not limited to, sustained low crude oil prices; (4) events having an adverse impact on assets, customers, or regions where we have a large investment; (5) operational disruption and increased costs associated with increased railcar assignments following non-renewal of leases, compliance maintenance programs, and other maintenance initiatives; (6) financial and operational risks associated with long-term railcar purchase commitments; (7) reduced opportunities to generate asset remarketing income; (8) changes in railroad efficiency that could decrease demand for railcars; (9) operational and financial risks related to our affiliate investments, including the RRPF affiliates; (10) fluctuations in foreign exchange rates; (11) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees; (12) the impact of new regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids; (13) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs; (14) asset impairment charges we may be required to recognize; (15) competitive factors in our primary markets; (16) risks related to international operations and expansion into new geographic markets; (17) exposure to damages, fines, and civil and criminal penalties arising from a negative outcome in our pending or threatened litigation; (18) changes in or failure to comply with laws, rules, and regulations; (19) inability to obtain cost-effective insurance; (20) environmental remediation costs; (21) inadequate allowances to cover credit losses in our portfolio, and (22) other risks discussed in our filings with the US Securities and Exchange Commission (SEC), including our Form 10-K for the year ended December 31, 2015, and our subsequently filed Form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov). Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements. Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

HISTORY & BUSINESS OVERVIEW 3

4 GATX’s 117 Year History 1898 Established as railcar lessor with 28 railcars 1919 Initiated quarterly dividend 1936 Rail Operations in Canada 1994 Rail Operations in Europe & Mexico 1996 Locomotive Operations 1998 Rolls-Royce Partners and Finance (RRPF) Affiliates formed 1973 GATX acquired American Steamship Company (ASC) 2012 Rail Operations in India 2016 $7.4 billion* in assets and an interest in more than 151,000 railcars worldwide *Assets on- and off-balance sheet as of 12/31/15

5 GATX Today – Business Segments AMERICAN STEAMSHIP COMPANY  Largest US-flagged vessel operator on the Great Lakes  Operates a fleet of efficient self-unloading ships  Exceptional safety record and leader in Great Lakes environmental matters 69% 15% 9% 4% 3% PORTFOLIO MANAGEMENT  RRPF affiliates is the largest lessor of Rolls-Royce aircraft spare engines worldwide RAIL NORTH AMERICA  One of the largest railcar lessors  Diversified fleet of nearly 125,000 wholly owned railcars and more than 600 locomotives  Strong customer credit quality, diversification in car type and commodities carried RAIL INTERNATIONAL  GATX Rail Europe (GRE) is one of the largest European tank car lessors  Strong customer credit quality, diversification in car types, geography and commodities carried  Largest railcar lessor in India $7.4 billion NBV* NET BOOK VALUE OF ASSETS 69% Rail North America 15% Rail International 9% Portfolio Management 4% ASC 3% Other *Assets on- and off-balance sheet as of 12/31/15

6 GATX’s Strong Global Presence GATX owns, manages, or has an interest in more than 151,000 railcars, over 600 locomotives, 17 vessels on the Great Lakes, and approximately 435 aircraft spare engines. (Map excludes leasing footprint for RRPF) GATX Rail Operations Footprint GATX Headquarters (Chicago, IL) Major Business Office (excludes sales offices) Major Maintenance Facility (excludes field repair centers, customer site locations, & mobile units) American Steamship Company Headquarters (Williamsville, New York) Rolls-Royce & Partners Finance Headquarters (London, England) As of 12/31/2015

7 GATX Financial Highlights $1.59 $2.01 $2.81 $3.50 $4.48 $5.37 2010 2011 2012 2013 2014 2015 7% 9% 11% 13% 15% 18% 2010 2011 2012 2013 2014 2015 $585 $615 $770 $860 $1,031 $715 2010 2011 2012 2013 2014 2015 EPS ROE INVESTMENT VOLUME Graph displays Diluted EPS Diluted EPS & ROE exclude Tax Adjustments and Other Items. See the Appendix for a reconciliation of these non-GAAP measures. $ M ILL ION S

8 DISCIPLINED BUSINESS APPROACH Disciplined and Proven We strive to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. DISCIPLINED CAPITAL ALLOCATION APPROACH PROVEN RETURNS TO SHAREHOLDERS VISION

9 DISCIPLINED BUSINESS APPROACH

10 Straightforward and Proven Business Model Railcar leasing is our core. BUY the railcar at an economically attractive and competitively advantaged price LEASE the railcar to a quality customer at an attractive rate for a term that reflects the business cycle SERVICE the railcar in a manner that maximizes safety, in-use time and customer satisfaction MAXIMIZE the value of the railcar by selling or scrapping at the optimal time

11 Business Model: BUY EXPERIENCED INTERNAL CAPABILITIES DISCIPLINED INVESTMENT APPROACH COMPETITIVE ASSET COST OPPORTUNISTIC INVESTMENT GATX ADVANTAGE GATX achieves lower new car cost by placing large orders at appropriate points in the business cycle GATX focuses on achieving economically attractive and competitively advantaged new car costs GATX consistently identifies attractive opportunities across the business cycle GATX acquires railcars from the secondary market in North America, Europe, and India on an opportunistic basis GATX’s engineering team customizes railcar specifications to meet customer needs GATX’s quality team performs car inspections and quality control during the manufacturing process GATX recognizes that railcars are long-lived assets and that each investment is measured over decades GATX avoids chasing short- term, unsustainable market trends $0 $100 $200 $300 $400 $500 $600 $700 $800 2012 2013 2014 2015 Committed Order Secondary Market Spot $ M ILL ION S As of 12/31/2015 GATX RAIL NORTH AMERICA RAILCAR ACQUISITION SOURCES

12 Business Model: LEASE GATX’s premium service to top-tier customers results in high fleet utilization, strong lease renewal success and customer satisfaction across the globe. CUSTOMER VALUE DELIVERY  Develop lease structures that fit customers’ needs  New Car Inspection Group ensures railcars meet GATX and customers’ specifications before acceptance CAR AVAILABILITY  Utilize multi-year committed orders with railcar manufacturers to maintain a steady- stream of new car deliveries  Meet customers’ demands with large, diverse fleet TIME-IN-SERVICE  Assure maintenance capacity for railcar repairs  Minimize railcar issues and unexpected downtime  Assist customers in managing complex railcar regulatory environment CUSTOMER SERVICE  Responsive service representatives  Reduce administrative burden of railcar operations and handle complicated situations for our customers  MyGATXRail.com provides customer self- service, allowing instant access to fleet information

13 Business Model: SERVICE GATX has built a strong market position by focusing on full-service leasing in North America and Europe. MAINTENANCE  Customers rely on GATX to manage the complex process of maintaining railcars  Extensive maintenance network: more than 30 maintenance locations in North America and Europe  In 2015, GATX performed an aggregate of approximately 100,000 maintenance events in its owned and third-party maintenance network in North America and Europe ENGINEERING  GATX’s engineering team consists of mechanical, structural, and chemical engineers  GATX’s engineers tailor railcar solutions to meet customers’ needs, taking into consideration commodity carried, location, and layout of facilities  Develop railcar modification programs TRAINING  GATX provides important training to customers and first responders  GATX offers training at its headquarters, at customer sites, and through its TankTrainer™ mobile classroom TECHNOLOGY  MyGATXRail.com provides real-time fleet management capability and maintenance data to customers  Shop Portal provides GATX personnel with state-of-the-art technology for car inspection, maintenance instructions and reporting in real-time from the shop floor REGULATORY  As a full-service railcar lessor, GATX takes an active leadership role in the complex regulatory landscape  GATX participates in several industry groups and agencies in North America and Europe As of 12/31/2015

Business Model: **MAXIMIZE VALUE**

GATX's fleet of well-maintained, modern railcars leased to quality customers allows us to realize significant remarketing income when we decide to offer cars in the secondary market. We also generate scrapping gains at the end of a railcar's useful life.

REMARKETING INCOME (Income from sale of owned assets)

- Capitalize on market peaks
- Helps to maintain a diversified, high-performing railcar fleet
- Over the last 10 years, GATX Rail North America generated an average of approximately $37 million of remarketing income per year

Rail North America	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Approximate # of railcars sold	2,200	1,600	2,800	700	1,400	1,800	2,000	3,700	2,700	3,900
Remarketing income ($ millions)	$19.7	$32.2	$31.4	$13.8	$17.4	$27.4	$45.7	$54.5	$62.6	$67.4

SCRAPPING GAINS

- GATX typically realizes gains when railcars are scrapped at the end of useful lives
- Over the last 10 years, GATX Rail North America and Rail International generated an average of approximately $18 million of scrapping gains per year

Rail North America and Rail International	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Approximate # of railcars scrapped	2,700	2,500	4,300	4,400	3,700	3,700	2,700	3,100	3,200	2,600
Scrapping gains ($ millions)	$14.4	$15.4	$29.4	$9.7	$18.0	$27.0	$19.2	$20.7	$16.1	$9.5

14

15 95% 90% 96% 99% 86.0% 88.0% 90.0% 92.0% 94.0% 96.0% 98.0% 100.0% 1999 2001 2003 2005 2007 2009 2011 2013 2015 GATX Rail North America Overview WHOLLY OWNED FLEET COUNT 125,000 CAR TYPE COUNT 160 AVERAGE FLEET AGE 20 YEARS LOCOMOTIVE COUNT 600+ NUMBER OF CUSTOMERS 800+ COUNTRIES OF OPERATIONS US, Canada, & Mexico As of 12/31/2015 INDUSTRIES SERVED2015 OVERVIEW UTILIZATION* *Excludes boxcar fleet 27% Chemical 26% Refiners & Other Petroleum 18% Railroads & Other Transportation 10% Food & Agriculture 8% Mining, Minerals & Aggregates 11% Other Based on 2015 Rail North America Revenue 27% 26%18% 10% 8% 11%

16 64 67 63 41 35 45 60 62 66 54 17% 14% 5% -11% -16% 7% 26% 35% 39% 32% -20% -10% 0% 10% 20% 30% 40% 50% 0 10 20 30 40 50 60 70 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Renewal Lease Term (left axis) Lease Price Index (right axis) Managing Through Cycles GATX quickly adapts to changing market conditions. In a strong market, GATX increases lease rates and stretches lease terms. In a weak market, GATX shortens lease terms and lowers lease rates to maintain utilization. STRONG MARKET STRONG MARKET 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Approximate # of railcars scheduled for renewal 20,000 20,000 17,500 15,000 17,000 21,000 20,000 21,000 20,000 17,000 Renewal Success Rate 77% 73% 60% 54% 62% 77% 82% 81% 86% 81% M ON TH S WEAK MARKET As of 12/31/15 LPI = Lease Price Index: The average renewal lease rate change is reported as the percent-change between the average renewal lease rate and the average expiring lease rate, weighted by GATX’s North American fleet composition, excluding boxcars.

17 GATX RAIL NORTH AMERCA $230 $90 $188 $581 2012 to 2015 2008 to 2011 Secondary Market Investment Volume Remarketing Income Managing Through Cycles GATX optimizes its fleet composition. In a strong market, GATX increases remarketing activity to take advantage of railcar demand and railcar valuations. In a weak market, GATX seeks out attractive secondary market investment opportunities. Note: In 2014, GATX acquired 18,500 boxcars for $340 million. This acquisition was a niche opportunity outside of cyclical norms and, therefore, was omitted from the ‘2012 to 2015 Secondary Market Volume’ presented above. ($ MILLIONS) As of 12/31/2015

18 GATX’s Excellent Visibility into Future Cash Flow Raising lease rates and extending lease terms have resulted in committed lease receipts in Rail North America increasing by 17% to over $4.2 billion in 2015.  Predominantly fixed leases without early termination options  Committed Lease Receipts have grown at a steady rate  Average remaining lease term of Rail North America’s fleet has increased to approximately 4 years $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 2011 2012 2013 2014 2015 Year 1 Years 2 & 3 Years 4 & 5 Thereafter $2.3 $4.2 RAIL NORTH AMERICA COMMITTED LEASE RECEIPTS $ BIL LIO N S As of 12/31 for each year

19 96% 97% 95% 97% 95% 97% 96% 92% 94% 96% 98% 100% 2007 2009 2011 2013 2015 GATX Rail International Overview FLEET COUNT 23,000+ in Europe 750+ in India CAR TYPE COUNT 38+ AVERAGE FLEET AGE 18 Years NUMBER OF CUSTOMERS 250+ MAJOR COUNTRIES OF OPERATIONS Germany, Poland, Austria, The Netherlands, Hungary, Czech Republic, Slovakia and India As of 12/31/2015 INDUSTRIES SERVED BY GRE2015 OVERVIEW GRE FLEET UTILIZATION 54% Refiners & Other Petroleum 28% Mining, Minerals & Aggregates, Chemistry 14% Railroads & Other Transports 4% Other 54% 28% 14% 4% Based on 2015 GRE Revenue

20 American Steamship Company Overview Based on 2015 ASC volume of 26.5 million net tons As of 12/31/2015 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Total Net Tons Carried by ASC (in millions) 37.2 37.3 35.7 21.2 28.0 28.4 29.7 28.8 30.5 26.5 ASC Vessels Operated 18 18 18 12 13 14 14 13 15 13 VESSEL COUNT 17 AVERAGE DIESEL POWERED FLEET AGE 38 Years CUSTOMER BASE 26 MAJOR COMMODITIES CARRIED Iron Ore, Coal and Limestone ASC COMMODITIES SERVED2015 OVERVIEW 52% 30% 16% 2% 52% Iron Ore 30% Coal 16% Limestone 2% Other

21 Portfolio Management Overview $6 $66 $0 $10 $20 $30 $40 $50 $60 $70 OWNED PORTFOLIO RRPF JV PRE-TAX INCOME (GATX’s SHARE) $636.5 million NBV as of 12/31/15 SPARE ENGINE COUNT 435+ AVERAGE FLEET AGE 11 Years 2015 RRPF OVERVIEW $ M IL LIO N S 53% Aircraft Spare Engine Leasing Affiliates 43% Marine Equipment 4% Other 53% 43% 4%

BUSINESS SEGMENTS 22

RAIL NORTH AMERICA 23

24 North America – Industry Railcar Ownership 51% 9% 19% 21% RAILROADS (21%)  Ownership of railcars has been declining  In 2000, 53% of railcars were owned by railroads  Virtually no tank car ownership due to complexities and regulations  Focus of capital investment on infrastructure LESSORS (51%)  Shift from railroad and shipper owned railcars to lessor market share  Lessors dominate the tank car segment due to complex services and compliance requirements UMLER as of January 2016 SHIPPERS (19%)  Shipper market share has been relatively constant since 2008 at ~19%  Alternative focus of capital on core business versus railcar investments TTX (9%)  Fleet is predominantly focused on intermodal, flat cars, and boxcars  Overall market share has remained steady since 2008 at ~10% of the North American fleet NORTH AMERICAN FLEET BY CAR TYPE 31% Covered Hopper 23% Open Top 25% Tank 9% Flat 8% Boxcar 4% Intermodal 31% 23% 25% 9% 8% 4% Approximately 1.6 million railcars

25 North America – Industry Shipments & Carloadings 20.9 21.2 17.1 18.2 16 17 18 19 20 21 22 2005 2007 2009 2011 2013 2015 Demand increased across most major commodity types. Demand declined due to difficulties in nearly every sector. Demand increased in 2010 due to nearly every sector. Demand declined from 2011 to 2013 due to decreased coal shipments. Demand declined due to energy- related shipments. Association of American Railroads as of 12/31/15 CARLOADS ORIGINATED (United States and Canada) (000 ’s) Railway Supply Institute as of January 2016 Based on 2015 carloads of approximately 18.2 million 30% 6% 12% 5% 2% 10% 7% 3% 25% 30% Coal 6% Petroleum Products 12% Chemical 5% Forest & Paper Products 2% Food / Kindred 10% Farm Products 7% Auto 3% Metals 25% All Other INDUSTRY SHIPMENT COMPOSITION

26 North America – Industry Backlogs  Cyclicality of the industry is illustrated by the backlog of orders at the railcar manufacturers  The recent trends in tank car backlog are primarily due to energy markets  Deep backlogs are generally positive for existing lessors’ fleets – Customers’ alternative of buying has long lead times – Access to new cars is limited  Current backlogs are unevenly weighted toward small cube covered hoppers and tank cars targeted for the energy sector Railway Supply Institute as of January 2016 ‘99 ‘00 ‘01 ‘02 ‘03 ‘04 ‘05 ‘06 ‘07 ‘08 ‘09 ‘10 ‘11 ‘12 ‘13 ‘14 ‘15 Number of Tank Number of Freight INDUSTRY BACKLOGS 160,000 140,000 120,000 100,000 80,000 60,000 40,000 20,000

27 North America – Lessor Market Share LESSOR TANK CARS  Approximately 396,000 tank cars in North America – About 80% of tank cars are owned by lessors, with the balance owned by shippers  GATX is the second largest tank car lessor UMLER as of January 2016 LESSOR FREIGHT CARS  Approximately 1.2 million freight cars in North America – Ownership is more balanced across owner types than tank  42% lessors, 27% railroads, 18% shippers, and 13% TTX Based on more than 810,300 lessor-owned railcars 16% 17% 22% 11% 13% 5% 16% NORTH AMERICAN LEASING SHARE 16% GATX 17% Union Tank Car 22% Wells Fargo 11% Trinity 13% CIT 5% ARL 16% Other Based on approximately 313,300 lessor-owned tank cars 19% 39% 15% 9% 8% 10% NORTH AMERICAN TANK CAR LEASING SHARE 19% GATX 39% Union Tank Car 15% Trinity 9% CIT 8% ARL 10% Other

28 GATX Rail North America Based on more than 810,300 lessor-owned railcars UMLER as of January 2016 Diverse fleet with approximately 160 car types serving more than 550 commodities Extensive maintenance network, with highly competitive safety, quality, delivery times, and cost metrics Broad range of value offerings: training, engineering support, regulatory assistance and other services Diverse customer portfolio, with strong credit profiles GATX RAIL NORTH AMERICA 16% 17% 22% 11% 13% 5% 16% NORTH AMERICAN LEASING SHARE 16% GATX 17% Union Tank Car 22% Wells Fargo 11% Trinity 13% CIT 5% ARI 16% Other

29 GATX Rail North America’s Diverse Customer Portfolio 12/31/15 Customer families sometimes include more than one customer account, therefore the S&P or equivalent ratings noted generally reflect the credit quality of the rated parent entity. Lease obligations of subsidiaries are not necessarily guaranteed by the rated parent entity. GATX serves more than 800 customers Top 20 customers account for 36% of lease income Average relationship tenure of top ten customers is 43 years Largest customer represents less than 5.5% of total lease income 10% 22% 34% 16% 18% CREDIT RATINGS OF TOP 50 CUSTOMER FAMILIES 10% AAA and AA 22% A 34% BBB 16% BB or < 18% Private / Not Rated

GATX Rail North America's Fleet Breakdown

	CAR TYPE	COMMODITIES CARRIED	% OF GATX'S FLEET
TANK CARS (49% of Fleet)	General Service Tank Cars: 20k-25k gallon	Liquid fertilizers, Fuel oils, Asphalt, Food-grade oils, Chemicals (styrene, glycols, etc.)	15%
	General Service Tank Cars: >25k gallon	Ethanol & methanol, Food-grade oils, Lubricating oils, Light chemicals (solvents, isopentane, alkylates, etc.), Light petroleum products (crude oil, fuel oils, diesels, gasoline, etc.)	12%
	High-Pressure Tank Cars	LPG, VCM, Propylene, Carbon dioxide	10%
	General Service Tank Cars: 13k-19k gallon	Molten sulfur, Clay slurry, Caustic soda, Corn syrup	6%
	Other Specialty Tank Cars	Acids (sulfuric, hydrochloric, phosphoric, acetic, nitric, etc.), Coal tar pitch, Dyes and inks, Specialty chemicals	4%
FREIGHT CARS (51% of Fleet)	Boxcars	Paper products, Lumber, Canned goods, Food and beverages	15%
	Open-top Cars	Aggregates, Coal, Coke, Woodchips, Scrap metal, Steel coils	10%
	Gravity Covered Hoppers: >4k cubic feet	Grain, Sugar, Fertilizer, Lime, Soda ash, Bentonite	8%
	Pneumatic Covered Hoppers	Plastic pellets	7%
	Gravity Covered Hoppers: <4k cubic feet	Sand, Cement, Roofing granules, Fly ash, Dry chemicals	5%
	Specialty Covered Hoppers	Flour, Corn starch, Mineral powder, Lime, Clay, Cement	3%
	Other	Flat cars (lumber and steel), Intermodal (containerized goods), Automotive (finished vehicles)	5%

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31 GATX Rail North America – Flammable Liquids Rulemaking Final flammables liquids rules were codified in 2015 for both US and Canada. GATX’s flammables fleet is relatively small and is well-positioned with respect to the new rules. 78% 20% 2% Fewer than 13,900 Flammable Liquid Tank Cars out of more than 61,000 Tank Cars in GATX’s fleet GATX’S TANK CAR FLEET & FLAMMABLE LIQUID EXPOSURE 78% Non-Flammable Tank Cars 20% Flammable Liquid Tank Cars (Deadline of 2023 or Later) 2% Flammable Liquid Tank Cars (Deadline before 2023) As of 12/31/2015

GATX Rail North America's Limited Crude Oil and Frac Sand Exposure

INDUSTRY

Crude-by-rail and frac sand markets drove robust railcar growth and suppliers responded with record production



1.6M Cars
111,000 Cars
82,000 Cars
68%
7%
25%
51%
21%
28%
34%
22%
44%
North American Fleet
Backlogs
2015 Deliveries
Tank Cars
Small Cube Hopper
Other

GATX

Deliberately took small crude-by-rail and frac sand positions and maintained balance of tank and freight

GATX's railcars serving crude oil and frac sand customers are on long-term leases

Only 2.1% of GATX's total fleet is in **crude oil service**

Only 2.1% of GATX's total fleet is in **frac sand service**



125,000 Cars
51%
49%
GATX Fleet
Freight Cars
Tank Cars

North American Fleet Data: UMLER as of January 2016
Backlogs and Deliveries Data: Railway Supply Institute as of January 2016

32

33 GATX Rail North America’s Maintenance Network GATX is known for the integrity, safety, and quality of our operations and superior execution. Services range from routine maintenance and regulatory programs to car modifications and rebuilds, including: All mechanical repairs, interior cleaning, interior/exterior blasting, interior/exterior coatings, valve maintenance and qualification, and more. EXTENSIVE MAINTENANCE NETWORK  Six major maintenance facilities  Five field maintenance facilities  Twenty mobile unit locations  Six customer site locations  Third-party maintenance facilities CUSTOMERS RELY ON GATX MAINTENANCE  In 2015, GATX Rail North America performed an aggregate of nearly 79,000 maintenance events in its owned and third-party maintenance network  Using Continuous Improvement, we constantly identify and evaluate opportunities to increase maintenance efficiency to minimize the time our customers are without their railcars

34 GATX Rail North America’s Engineering Expertise GATX’s engineering team, including experienced mechanical, structural, and chemical engineers, communicates regularly with customers and tailors solutions to meet their needs. Examples of engineering support include: Preventative maintenance, Inspection plans, Car design / specifications, Chemical engineering, and Customer-specific enhancements AUTO CARRIER CONVERSION PROJECT  GATX engineering successfully converted older flatcars to auto carriers. Some of these flatcars were originally designed to carry over-the-road trailers and others were designed to carry standard containers (ISO containers). This was an extensive end-to-end engineering project that repositioned these cars into a more attractive market while also increasing their statutory lives from 50 years to 65 years. INCREASED GROSS RAIL LOAD PROJECTS  These projects entail structural modifications to increase the gross rail load for existing, low capacity cars. Doing so allows these cars to haul heavier loads and improves their marketability and acceptance by shippers/customers.

35 GATX Rail North America Training Programs GATX’s commitment to provide safe, reliable assets goes beyond maintenance and engineering. GATX PROVIDES CRITICAL TRAINING AT ITS HEADQUARTERS, CUSTOMER SITES AND THROUGH ITS TANKTRAINER™ MOBILE CLASSROOM  GATX has offered the TankTrainer™ program since 1993, providing a unique learning experience to more than 21,000 first responders, customers, and rail industry participants.

36 GATX Rail North America’s Technology & Custom Applications SHOP PORTAL  Provides repair instructions to maintenance network shops  Provides car and event-specific forms to assure that required inspection points and mandatory repair items are documented and addressed MyGATXRail.com  Provides real-time maintenance data and fleet-management capability to our customers GATX continues to innovate for our customers.

37 GATX Rail North America Participates in Regulatory Environment GATX actively participates in or interacts with numerous committees within various industry groups in the United States.  Participation allows GATX to stay current on developments, guide decisions, and communicate information to customers  GATX employees have roles on 12 boards and committees within the Association of American Railroads (AAR), including: – Associates Advisory Board, Advanced Safety & Efficiency Committee, Equipment Assets Committee, Equipment Health Monitoring Committee, Tank Car Committee, and the UMLER Committee  GATX employees are involved with 10 Trade and Supplier Associations, including: – The American Chemistry Council, American Petroleum Institute, Equipment Leasing & Finance Association, North American Freight Car Association and Railway Supply Institute

38 GATX Rail North America’s Locomotive Leasing 96% are four-axle locomotives leased to:  Regional and short-line railroads  Industrial users  Class I railroads $34 $36 $34 $32 $35 $38 2010 2011 2012 2013 2014 2015 LOCOMOTIVE LEASE REVENUE GATX OWNS, MANAGES OR HAS AN INTEREST IN MORE THAN 600 LOCOMOTIVES $ M ILL ION S As of 12/31/2015

RAIL INTERNATIONAL

40 International – European Industry Snapshot Approximately 705,000 railcars in standard-gauge countries RAILCAR OWNERSHIP  Eastern European fleets include many older, smaller tank cars  Increasingly difficult for smaller lessors to obtain financing and meet required regulatory standards in a cost- effective manner GATX management estimates as of 12/31/15  Lease rate volatility is lower relative to North American market  Key segments continue to demonstrate need to replace aging equipment for regulatory reasons 30% 70% 30% Leasing Companies 70% Other

41 THE STRUCTURE OF THE TANK CAR LEASING MARKET IN EUROPE IS SIMILAR TO NORTH AMERICA’S  Lessors own the majority of the tank cars in Europe – approximately 68%  A few large leasing companies lead the market International – European Industry Snapshot GATX management estimates as of 12/31/15 29% 16% 31% 15% 9% INDUSTRY CAR TYPES Approximately 705,000 railcars in standard-gauge countries Approximately 77,000 tank cars TANK CAR LEASING MARKET 26% 36% 19% 19% 26% GATX Rail Europe 36% VTG 19% Ermewa 19% Other 29% Flat Wagons 16% Tank Wagons 31% Dry Bulk Wagons 15% Covered Wagons 9% Other

42 GATX Rail Europe GATX management estimates as of 12/31/15 Operations in the major rail markets across Europe Broad range of value offerings: maintenance, training, engineering support, regulatory assistance and other services Diverse customer portfolio, with strong credit profiles Approximately 77,000 tank cars GATX RAIL EUROPETANK CAR LEASING MARKET 26% GRE 36% VTG 19% Ermewa 19% Other 26% 36% 19% 19%

43 40% 26% 12% 4% 4% 3% 3% 8% CAR TYPE COMMODITIES CARRIED Mineral Oil Light mineral oil (gasoline, jet fuel, diesel oils, light heating oils), Dark mineral oil (heavy heating oils, lubricating oils, coal tar, bitumen, asphalt), crude oil LPG Propane, Butane, Propylene, Butadiene, Light carbohydrate fractions, Cooling gas mixtures Chemical Liquid fertilizers, Acids (Hydrochloric, Sulphur, Phosphoric, etc.), Bases (Carbohydrates, Solutions, Soda lye, Sodium Hypochlorite, etc.), Aromas (Benzene, Toluene, Xylenes, Phenol, etc.), Liquid sulphur, Hydrogen peroxide, Resins and glues, Solvents Freight/Powder Lime, Cement, Coal, Coke, Gravel, Sand, Silica sand 65% 14% 13% 8% GRE Geographies and Fleet Structure Approximately 23,000 railcars as of 12/31/15 Based on 2015 GRE Revenues Nearly 80% of GRE’s revenue is generated in Germany, Poland, and Austria – strong rail freight transport economies. GEOGRAPHIES SERVED FLEET STRUCTURE 65% Mineral Oil 14% LPG 13% Chemical 8% Other 40% Germany 26% Poland 12% Austria 4% The Netherlands 4% Hungary 3% Czech Republic 3% Slovakia 8% Other

44 GRE’s Customer Base GRE’s newer and higher capacity fleet attracts top tier customers.  Today, the average lease term for GRE is 2 years; however, renewal success rates tend to be high – GRE’s top 19 customers by revenue have done business with us for at least 15 years Top 10 customers based on 2015 revenue. S&P Credit rating of the parent company. GRE HAS INVESTED MORE THAN $1 BILLION OVER THE LAST 10 YEARS RESULTING IN A NEWER AND HIGHER CAPACITY FLEET TO SERVE ITS CUSTOMERS 2005 2015 GRE Car Count 18,900 23,000 GRE Average Fleet Age (years) 24 18 GRE Average Fleet Capacity (million m³) 1,337 1,865 TOP 10 CUSTOMER CREDIT RATING 50% 20% 10% 20% 50% A to AAA 20% BBB 10% BB or < 20% Not Rated/Private

45 GRE’s Service Offerings MAINTENANCE  GRE’s goal is to ensure maximum railcar availability  A network of owned workshops and certified contract partners  GRE arranges for the cleaning of tanks and railcars combined with scheduled repairs to reduce downtime ENGINEERING  Decades of engineering experience  Project Development department can adapt special railcars in own workshop to meet exact customer needs  GRE controls entire process - from the conceptual design to construction through to the delivery of new and modernized railcars ASSEMBLY  GRE’s own production facility combined with extensive modernization expertise guarantee the highest standards in safety and quality  Tailored solutions SUPPORT  Comprehensive customer service  Deep industry- specific know-how combined with understanding of individual transportation needs MODERNIZATION  With an average age of 18 years, GRE has one of the youngest and most modern railcar fleets in Europe  Customer-specific adaptations and additional equipment can be implemented in many railcar types

46 GRE’s Maintenance Network JUNGENTHAL FACILITY (HANNOVER, GERMANY)  Main tasks are revisions, cleaning, and sandblasting  Modern infrastructure with approximately 70 employees OSTRODA FACILITY (OSTRODA, POLAND)  Main tasks are revisions, new railcar assembly, and reconditioning of components  Modern infrastructure with approximately 320 employees

47 GATX India Private Limited  GATX is the market leader in railcar leasing – Owns fleet of approximately 800 container flat wagons – Actively seeks attractive investment opportunities to grow the fleet – Recognized as a key rail industry stakeholder  Leverages GATX North America and GRE’s engineering, services, and fleet management expertise to generate competitive advantages and premium customer services $0 $1 $2 $3 $0 $5 $10 $15 $20 $25 $30 2012 2013 2014 2015 NBV (left axis) Lease Income (right axis) As of 12/31/15 GATX’s GROWTH IN INDIA GATX OBTAINED THE FIRST EVER WAGON LEASING LICENSE IN 2012 $ M IL LIO N S $ M IL LIO N S

AMERICAN STEAMSHIP COMPANY 48

49 SAILING SEASON GENERALLY RUNS FROM LATE MARCH THROUGH THE END OF DECEMBER  Weather conditions and water levels impact operating efficiencies, especially early spring and early winter SHIPPING INDUSTRY ON THE GREAT LAKES IS MATURE WITH HIGH BARRIERS TO ENTRY  U.S. new-build vessel costs have risen sharply  Jones Act protects U.S. Flag operators  Concentrated customer base Great Lakes Industry Overview 0 20 40 60 80 100 120 2007 2009 2011 2013 2015 US-flagged Net Tons Carried ASC Net Tons Carried Lake Carriers’ Association as of 12/31/15 US-FLAG DRY BULK CARGO CARRIAGE GATX/ASC management estimates as of 12/31/15 35% 24% 20% 10% 7% 4% Total annual industry capacity 104 million net tons CAPACITY OF US-FLAG VESSEL OPERATORS 35% ASC 24% Interlake Steamship Company 20% Great Lakes Fleet, Inc. 10% Grand River Navigation 7% Central Marine Logistics 4% Other

50 BUSINESS OVERVIEW  ASC provides transportation of dry bulk commodities across the Great Lakes and St. Lawrence Seaway  ASC joined GATX in 1973 and has been in operation over 100 years  ASC operates with significant emphasis on safety and environmental stewardship FLEET OVERVIEW  Fleet of 17 self- unloading vessels – No shore-side assistance required – Operates 24- hours a day, seven days a week (March-January)  Fresh-water vessels are long-lived – ASC operates the youngest US- flagged fleet  Composition of fleet meets varying levels of demand and operational metrics (Range in length from 635’ to 1,000’) CUSTOMER OVERVIEW  ASC served 26 customers in 2015  Top five customers composed 85% of ASC’s total revenue in 2015  Excellent customer relationships  Innovative and solution driven ASC Business Overview As of 12/31/2015

51 16% 30% 52% 2% ASC Commodities Carried & Industries Served Based on 2015 ASC revenue of approximately $170.2 million IRON ORE COAL LIMESTONE accounts for the largest cargos carried by US-flag Great Lakes vessels is transported to power generating facilities along the Lakes is used by the steel and construction industries 11% 30% 52% 7% 6% INDUSTRIES SERVED BY ASC 11% Construction 30% Electric Utility COMMODITIES CARRIED BY ASC 52% Steel 7% Other Based on 2015 ASC volume 26.5 million net tons 16% Limestone 30% Coal 52% Iron Ore 2% Other

PORTFOLIO MANAGEMENT 52

Aircraft Spare Engine Leasing Industry Overview

GROWTH IN AIR TRAVEL

- Air travel has doubled every 15 years since 1980
- Expected to grow at 4.6% annually until 2035

GROWTH OF AIRCRAFT SERVICE EVENTS

- 36,000 new aircraft in the next 20 years
  - Resulting in 74,000 engines
    - Resulting in 5,200 spare engines
    - Estimated value of approximately $66 billion

GROWTH OF SPARE AIRCRAFT ENGINES

- Greater spare engine demand and continued switching to spare engine leasing by airlines

PERCENT OF INDUSTRY'S SPARE ENGINES LEASED



1%
10%
40%
50%
1990
1998
2015
2020 (Forecast)

Growth Estimates: RRPF management estimate as of 12/31/15

MAINTENANCE SPARE ENGINE OVERVIEW

- Engines are very attractive and reliable leasing assets
  - Robust residual value characteristics
  - Retain value better over the long term compared to aircraft
- Aircraft engines need regular scheduled maintenance (3-5 year intervals) which take between 90 and 120 days
  - Correct level of spare engines are maintained to ensure the fleet remains operationally undisrupted
  - Spare engine ratio to engines installed on aircraft recommended by manufacturers
    - 8% narrow body
    - 10-15% wide body



Customer Delivery Centre

53

54 RRPF Affiliates Overview The RRPF portfolio has committed future lease receipts of more than $1.6 billion. RRPF OVERVIEW  GATX established its first partnership with Rolls-Royce plc in 1998  Total NBV of engines upon RRPF establishment was $350 million; today the NBV is approximately $3 billion  RRPF affiliates contribute meaningfully to GATX’s financial results  Lease spare aircraft engines to commercial airlines and Rolls- Royce plc – The largest Rolls-Royce spare aircraft engine portfolio in the industry, with more than 435 engines As of 12/31/15 Based on NBV of approximately $3 billion. 100% of RRPF’s portfolio as of 12/31/15. 30% 18% 13% 9% 6% 9% 15% RRPF ENGINE TYPES 30% Trent 700 (A330) 18% V2500 (A320) 13% Trent 900 (A380) 9% Trent 800 (B777) 6% Trent 500 (A340 - 500/600) 9% XWB (A350) 15% Other

55 RRPF Affiliates Market Leadership RRPF enjoys leading market position in each targeted asset type. 50% 79% 91% 100% 45% 38% 16% 9% 0% 28% Trent 500 Trent 700 Trent 800 Trent 900 V2500 RRPF MARKET POSITION (% OF SPARE ENGINES ON OPERATING LEASE) RRPF 2nd Largest Spare Engine Lessor of the Asset Type RRPF management estimates as of 12/31/15

56 DISCIPLINED CAPITAL ALLOCATION APPROACH

57 PRIORITY 2  Manage the balance sheet  Maintain a solid investment grade rating of BBB/Baa2  Maintain capacity for opportunistic investments Capital Allocation Framework $763 $634 $781 $480 $585 $615 $770 $860 $1,031 $715 2007 2009 2011 2013 2015 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2007 2009 2011 2013 2015 Cumulative Share Repurchase Cumulative Dividends PRIORITY 1  Invest in value-creating assets whereby GATX can leverage strengths to maximize shareholder value  $7.2 billion* of investments over the period shown PRIORITY 3  In lockstep with Priorities 1 and 2, return cash to shareholders  Over the period shown below, $750 million of share repurchase and $555 million paid to shareholders in dividends 5.4 3.5 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 2003 2005 2007 2009 2011 2013 2015 *Investment Volume and Noncash Items CASH RETURNED TO SHAREHOLDERS LEVERAGE* (Recourse Debt/Equity) INVESTMENT VOLUME $ M IL LIO N S $ M IL LIO N S *Total Recourse Debt = On-Balance-Sheet Recourse Debt + Off Balance-Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash As of 12/31/2015

58 $106 $3,569 $2,886 $1,879 $854 $7,774 $555 $750 $13 $202 Cash from Operations Portfolio Proceeds External Debt (Net) Other Investments Buybacks Sources and Uses of Cash (2006-2015) As of 12/31/2015 $ M IL LI O N S Beginning Cash 2006 Dividends Other Ending Cash 2015

FINANCIAL HIGHLIGHTS 59

60 2007 2009 2011 2013 2015 Operating Cash Flow Portfolio Proceeds $999 $841 $708 $591 $464 $990 Financial Highlights – Cash Flow and Lease Receipts GATX has nearly $4.6 billion in committed future lease receipts. GATX COMMITTED FUTURE LEASE RECEIPTS As of 12/31/15 $ M IL LIO N S $ M IL LIO N S OPERATING CASH FLOW & PORTFOLIO PROCEEDS (Continuing Operations) $ 3 4 0 $ 3 6 4 $ 2 6 7 $ 2 4 4 $ 3 0 7 $ 3 7 0 $ 4 0 1 $ 4 4 9 $ 5 3 4 $ 2 9 3 $ 2 4 7 $ 1 5 6 $ 6 8 $ 8 4 $ 1 5 4 $ 2 8 9 $ 3 8 5 $ 2 6 4 $ 4 8 2 $ 1 2 3 As of 12/31/2015

61 % of Assets that are Secured 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 2003 2005 2007 2009 2011 2013 2015 As of 12/31/15 Total Recourse Debt = On-Balance-Sheet Recourse Debt + Off-Balance-Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash Financial Highlights – Strong Balance Sheet GATX primarily issues unsecured debt (leaving assets largely unencumbered), manages leverage, and balances debt maturity schedules. Sold aircraft leasing business & reduced leverage and secured assets LEVERAGE & REDUCTION OF SECURED ASSETS Recourse Debt/Equity $565 $413 $518 $550 $350 $1,810 2016 2017 2018 2019 2020 Thereafter $ M IL LIO N S FUTURE DEBT OBLIGATIONS Stable Leverage post-2006 As of 12/31/2015

62 Financial Highlights – Strong Balance Sheet GATX has decreased borrowing costs and increased borrowing term. GATX issued more than $650 million of public unsecured debt in 2015. 6.4% 3.8% 5.0 3.3 7.2 - 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Effective Cost of Debt (left axis) Average Life in Years (right axis) As of 12/31/15 DECLINING COST OF DEBT & INCREASING BORROWING TERM

63 Financial Highlights – Access to Capital  GATX issued $2.6 billion of long-term debt in the public market during the last 3-years (2013-2015)  GATX efficiently accessed capital in difficult markets – Raised $250 million of debt financing during the depth of the financial crisis in late 2008 – Raised $300 million of debt in February 2009 – Raised $300 million of debt in September 2009

64 $5.7 $6.0 $6.3 $6.2 $6.4 $6.7 $6.9 $7.4 $7.5 $7.4 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 0 200 400 600 800 1,000 2007 2009 2011 2013 2015 Financial Highlights – Capital Deployment $43 $391 $519 $628 $682 $738 $796 $926 $1,112 $1,306 2007 2009 2011 2013 2015 Investment Volume and Noncash Items as of 12/31/15 GATX has shown strong investment activity with over $7.2 billion of investments since 2006. Over the same time period, GATX has returned more than $1.3 billion to shareholders in dividends and stock repurchase. CAPITAL RETURNED TO SHAREHOLDERS $ 6 3 4 $ 7 8 1 $ 4 8 0 $ 5 8 5 $ 6 1 5 $ 7 7 0 $ 8 6 0 $1,03 1 $ 7 1 5$ 7 6 3 $ M IL LIO N S Cumulative Dividends Cumulative Share Repurchase INVESTMENT VOLUME $ BIL LIO N S $ M IL LIO N S NBV on- and off-balance-sheet assetsInvestment Volume As of 12/31/2015

65 Financial Highlights – Results $2.54 $3.07 $3.49 $1.97 $1.59 $2.01 $2.81 $3.50 $4.48 $5.37 13% 14% 15% 9% 7% 9% 11% 13% 15% 18% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 0.00 1.00 2.00 3.00 4.00 5.00 6.00 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 EPS (left axis) ROE (right axis) Graph displays Diluted EPS Diluted EPS and ROE exclude Tax Adjustments and Other Items. See the Appendix for a reconciliation of these non-GAAP measures. $ P ER SHAR E

RECONCILIATION OF NON-GAAP MEASURES 66

Reconciliation of Non-GAAP Measures – Net Income Measures

Net Income *(in millions)*	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Net Income (GAAP)	$ 147.3	$ 183.8	$ 194.8	$ 81.4	$ 80.8	$ 110.8	$ 137.3	$ 169.3	$ 205.0	$ 205.3
Adjustments attributable to consolidated income:										
Net loss on wholly owned Portfolio Management marine investments, net of tax	-	-	-	-	-	-	-	-	-	5.7
Early retirement program, net of tax	-	-	-	-	-	-	-	-	-	5.6
Income tax rate changes	(5.9)	(17.1)	-	-	-	-	0.7	-	-	14.1
GATX income taxes on sale of AAE	-	-	-	-	-	-	-	23.2	-	-
Foreign tax credit carryforward	-	-	-	(7.4)	-	-	(4.6)	(3.9)	-	-
Tax benefits upon close of tax audits	-	-	-	-	(9.5)	(4.8)	(15.5)	-	-	-
Deferred tax benefit from the expiration of the statute of limitations on a tax position taken	-	-	(6.8)	-	-	-	-	-	-	-
Litigation recoveries (net of tax in 2010, no tax effect in 2011)	-	-	-	-	(4.1)	(3.2)	-	-	-	-
Leveraged lease adjustment, net of tax	-	-	-	-	-	(3.5)	-	-	-	-
Gain on sale of office building, net of tax	-	-	(9.8)	-	-	-	-	-	-	-
Environmental reserve reversal, net of tax	-	-	(6.6)	-	-	-	-	-	-	-
Adjustments attributable to affiliates' earnings:										
Impairment loss on Portfolio Management affiliate, net of tax	-	-	-	-	-	-	-	-	-	11.9
Income tax rate changes	-	(3.0)	-	-	(1.9)	(4.1)	(4.6)	(7.6)	-	(7.7)
Pretax gain on sale of AAE	-	-	-	-	-	-	-	(9.3)	-	-
Interest rate swaps at AAE, net of taxes	-	-	3.3	20.7	9.3	(0.2)	20.5	(6.9)	-	-
Net Income, excluding tax adjustments and other items	$ 141.4	$ 163.7	$ 174.9	$ 94.7	$ 74.6	$ 95.0	$ 133.8	$ 164.8	$ 205.0	$ 234.9

Earnings per Share	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Diluted EPS (GAAP)	$ 2.64	$ 3.43	$ 3.88	$ 1.70	$ 1.72	$ 2.35	$ 2.88	$ 3.59	$ 4.48	$ 4.69
Adjustments attributable to consolidated income:										
Net loss on wholly owned Portfolio Management marine investments, net of tax	-	-	-	-	-	-	-	-	-	0.13
Early retirement program, net of tax	-	-	-	-	-	-	-	-	-	0.13
Income tax rate changes	(0.10)	(0.31)	-	-	-	-	0.01	-	-	0.32
GATX income taxes on sale of AAE	-	-	-	-	-	-	-	0.50	-	-
Foreign tax credit carryforward	-	-	-	(0.15)	-	-	(0.09)	(0.08)	-	-
Tax benefits upon close of tax audits	-	-	-	-	(0.20)	(0.10)	(0.33)	-	-	-
Deferred tax benefit from the expiration of the statute of limitations	-	-	(0.13)	-	-	-	-	-	-	-
Litigation recoveries (net of tax in 2010, no tax effect in 2011)	-	-	-	-	(0.09)	(0.07)	-	-	-	-
Leveraged lease adjustment, net of tax	-	-	-	-	-	(0.08)	-	-	-	-
Gain on sale of office building, net of tax	-	-	(0.19)	-	-	-	-	-	-	-
Environmental reserve reversal, net of tax	-	-	(0.13)	-	-	-	-	-	-	-
Adjustments attributable to affiliates' earnings:										
Impairment loss on Portfolio Management affiliate, net of tax	-	-	-	-	-	-	-	-	-	0.27
Income tax rate changes	-	(0.05)	-	-	(0.04)	(0.09)	(0.09)	(0.16)	-	(0.18)
Pretax gain on sale of AAE	-	-	-	-	-	-	-	(0.20)	-	-
Interest rate swaps at AAE, net of taxes	-	-	0.06	0.42	0.20	-	0.43	(0.15)	-	-
Diluted EPS, excluding tax adjustments and other items *	$ 2.54	$ 3.07	$ 3.49	$ 1.97	$ 1.59	$ 2.01	$ 2.81	$ 3.50	$ 4.48	$ 5.37

**Sum of individual components may not be additive, due to rounding.*

67

GATX

68 Reconciliation of Non-GAAP Measures – Balance Sheet Measures On- and Off-Balance Sheet Assets 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Consolidated on-balance-sheet assets 4,646.6$ 4,723.2$ 5,190.5$ 5,206.4$ 5,442.4$ 5,846.0$ 6,044.7$ 6,535.5$ 6,919.9$ 6,894.2$ Less: Assets of discontinued operations 232.2 - - - - - - - - - 4,414.4 4,723.2 5,190.5 5,206.4 5,442.4 5,846.0 6,044.7 6,535.5 6,919.9 6,894.2 Off-balance-sheet assets: Rail North America 1,313.0 1,230.1 1,056.5 1,012.1 968.1 884.5 863.5 887.9 606.1 488.7 ASC - - - - - - 21.0 16.5 11.7 6.8 Portfolio Management 8.0 5.8 4.7 4.0 3.4 2.6 - - - - Total On- and Off-Balance-Sheet-Assets 5,735.4$ 5,959.1$ 6,251.7$ 6,222.5$ 6,413.9$ 6,733.1$ 6,929.2$ 7,439.9$ 7,537.7$ 7,389.7$